UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012 (May 21, 2012)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On May 21, 2012, Toys “R” Us, Inc. (the “Company”) adopted amendment No. 5 (the “Amendment”) to the Toys “R” Us, Inc. 2005 Management Equity Plan, as amended (the “Plan”). This Amendment allows any Plan participant, including executive officers of the Company, as long as he or she remains employed by the Company or its affiliates, the right to put up to 25%, calculated as provided in the Amendment, of his or her Original Investment Shares (i.e., the shares originally purchased under the Plan or for rollover options, the number of shares that would be equal to the value of their original investment) to the Company at any time, during permitted transaction windows, until the occurrence of an initial public offering of the Company. The purchase price per share payable by the Company in connection with any such put rights shall be the fair market value determined as of a date determined by the Board that is the anticipated closing date of the repurchase.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc. (Registrant)

Date: May 25, 2012	By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President - Chief Financial Officer

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